                                                                   EXHIBIT 10.36

                         AMENDED AND RESTATED GUARANTY

                                     from

                             ELECTRONIC ARTS INC.

                                      to

                    FLATIRONS FUNDING, LIMITED PARTNERSHIP



                           Dated as of March 7, 1997

                         AMENDED AND RESTATED GUARANTY
                         -----------------------------


          AMENDED AND RESTATED GUARANTY, dated as of March 7, 1997 (the "Guaranty"), from ELECTRONIC ARTS INC., a Delaware corporation (the "Guarantor"), to FLATIRONS FUNDING, LIMITED PARTNERSHIP, a Delaware limited partnership (the "Lessor").


                              W I T N E S S E T H:
                              - - - - - - - - - -


          WHEREAS, the Guarantor and the Lessor entered into a Guaranty dated as of February 14, 1995 (the "Original Guaranty") pursuant to which the Guarantor guaranteed to the Lessor the due and punctual payment and performance by Electronic Arts Redwood, Inc., a Delaware corporation and a wholly-owned subsidiary of the Guarantor (the "Guaranteed Subsidiary"), of its obligations under a certain Agreement for Lease (the "Agreement for Lease") and a certain Lease Agreement (the "Master Lease") both dated as of February 14, 1995; and

          WHEREAS, the Lessor and the Guaranteed Subsidiary propose to enter into an amended and restated Agreement for Lease, (the "Amended and Restated Agreement for Lease") and an amendment to the Lease Agreement (the "Master Lease Amendment") both dated as of the date hereof (the Amended and Restated Agreement for Lease, as it may be further amended, restated, modified, supplemented or extended from time to time, and the Master Lease, as amended by the Master Lease Amendment and as it may be further amended, restated, modified, supplemented, or extended from time to time, are collectively hereinafter referred to as the "Guaranteed Agreements"); and

          WHEREAS, the Lessor is unwilling to enter into the Amended and Restated Agreement for Lease and the Master Lease Amendment with the Guaranteed Subsidiary unless the Guarantor enters into this Amended and Restated Guaranty amending and restating the Original Guaranty in its entirety.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Original Guaranty is hereby amended and restated in its entirety as follows:

          1.   Guaranty.  (a)  The Guarantor hereby unconditionally and
               --------
irrevocably guarantees to the Lessor the due and punctual performance of and compliance by the Guaranteed Subsidiary with all obligations, covenants, warranties, undertakings and conditions contained in or arising under the Guaranteed Agreements, including, but not limited to, the full and punctual payment by the Guaranteed Subsidiary, when due, whether at the stated due date, by acceleration or otherwise, of any and all rent, obligations, liabilities, indebtedness and other amounts of every kind arising out of the Guaranteed Agreements, all amounts in respect of the indemnities provided for in the Guaranteed Agreements, and all damages (whether provided for in the

Guaranteed Agreements or otherwise permitted by law) in respect of any failure or refusal by the Guaranteed Subsidiary to make any such payment, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Lessor (all the foregoing obligations and undertakings are collectively referred to hereinafter as the "Obligations").

          (b) This Guaranty is an absolute and unconditional guaranty of performance and payment when due under the Guaranteed Agreements and not of collection of any indebtedness contained in or arising under the Guaranteed Agreements. This Guaranty is in no way conditioned upon any attempt to collect from the Guaranteed Subsidiary or upon any other event or contingency, and shall be binding upon and enforceable against the Guarantor without regard to the validity or enforceability of the Guaranteed Agreements or of any term thereof. If for any reason the Guaranteed Subsidiary shall fail or be unable duly and punctually to pay any such amount when due under the Guaranteed Agreements, the Guarantor will forthwith pay, if not already paid by the Guaranteed Subsidiary, the same immediately upon demand.

          (c) In case either of the Guaranteed Agreements shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Guaranteed Subsidiary or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, the Guarantor's obligations hereunder shall continue to the same extent as if such agreement had not been so rejected. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment to the Lessor of the Obligations or any part thereof is rescinded or must otherwise be returned by the Lessor upon the insolvency, bankruptcy or reorganization of the Guaranteed Subsidiary, or otherwise, as though such payment to the Lessor had not been made.

          (d) The Guarantor shall pay all reasonable costs, expenses and damages incurred (including, without limitation, attorneys' fees and disbursements) in connection with the enforcement of (i) the Obligations to the extent that such costs, expenses and damages are not paid by the Guaranteed Subsidiary and (ii) the obligations of the Guarantor under this Guaranty.

          2.   Guaranty Continuing and Unlimited.  The obligations of the
               ---------------------------------
Guarantor hereunder shall be continuing and unlimited, shall not be subject to any counterclaim, set-off, deduction or defense (other than payment or performance) based upon any claim the Guarantor may have against the Lessor or the Guaranteed Subsidiary or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by any circumstance or condition (whether or not the Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to (a) any express or implied amendment or modification of or supplement to the Guaranteed Agreements or any other agreement referred to in either thereof, or any other instrument applicable to the Guaranteed Subsidiary or to the Obligations, or any part thereof, or any assignment or transfer of any thereof; (b) any failure on the part of the Guaranteed Subsidiary to perform or comply with the Guaranteed Agreements or any failure of any other Person to perform or comply with any term of the Guaranteed Agreements, or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Guaranteed Agreements, or any other agreement as aforesaid, or this Guaranty, whether or not the Lessor, the Guaranteed Subsidiary or the Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Guarantor or the Guaranteed Subsidiary, or their respective properties or their creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security (and the Guarantor authorizes the Lessor to furnish, accept or release said security);
(f) any limitation on the liability or Obligations of the Guaranteed Subsidiary under the Guaranteed Agreements (other than any limitation expressly provided for therein) or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Guaranteed Agreements, or any term of any thereof; (g) any lien, charge or encumbrance on or affecting the Guarantor's or the Guaranteed Subsidiary's respective assets and properties; (h) any act, omission or breach on the part of the Lessor under the Guaranteed Agreements, or any other agreement at any time existing between the Lessor and the Guaranteed Subsidiary or any other law, governmental regulation or other agreement applicable to the Lessor or any Obligation; (i) any claim as a result of any other dealings among the Lessor, the Guarantor or the Guaranteed Subsidiary or any of them; (j) the assignment of the Guaranteed Agreements by the Lessor to any other Person, or the assignment of this Guaranty by the Lessor to any Person permitted under Section 6 of that certain Amended and Restated Guarantor's Consent dated as of the date hereof among the Guarantor, the Lessor and The Dai-Ichi Kangyo Bank, Limited, New York Branch, as Collateral Agent; (k) any change in the name of the Lessor, the Guaranteed Subsidiary or any other person referred to herein; or (l) any failure by the Lessor to perfect or continue the perfection of any lien or security interest in any collateral or any failure by the Lessor to protect the property covered by any such lien or security interest.

          The unconditional obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all of its present and future income, assets and properties.

          3.   Waiver.  The Guarantor unconditionally waives: (a) notice of any
               ------
of the matters referred to in Section 2 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Guaranteed Agreements; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Guaranteed Agreements, including, without limitation, diligence in collection or protection of or realization upon the Obligations or any part thereof or any collateral therefor; (d) any requirement of diligence;
(e) any requirement to mitigate the damages resulting from a default by the Guaranteed Subsidiary under the Guaranteed Agreements; (f) the occurrence of every other condition precedent to which the Guarantor or the Guaranteed Subsidiary may otherwise be entitled; (g) the right to require the Lessor to proceed against the Guaranteed Subsidiary or any other Person liable on the Obligations, to proceed against or exhaust any security held from the Guaranteed Subsidiary or any other Person, or to pursue any other remedy in the Lessor's power whatsoever, and the Guarantor waives the right to have the property of the Guaranteed Subsidiary first applied to the discharge of the Obligations; and (h) the defense of any statute of limitations affecting the enforcement of the Guaranty or the liability of the Guarantor, the Guaranteed Subsidiary or any other Person liable on the Obligations.

          The Lessor may, at its election, exercise any right or remedy it may have against the Guaranteed Subsidiary or any security held by the Lessor, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of the Guarantor hereunder, except to the extent the Obligations have been paid, and the Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against the Guaranteed Subsidiary or any such security, whether resulting from such election by the Lessor or otherwise.

          The Guarantor understands that the liability of the Guaranteed Subsidiary to the Lessor for the Obligations may be secured by real property and that the Guarantor shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing the Guarantor's right to proceed against the Guaranteed Subsidiary. The Guarantor waives all rights and defenses that the Guarantor may have because the Guaranteed Subsidiary's Obligations are secured by real property. This means, among other things: (a) the Lessor may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Guaranteed Subsidiary; and (b) if the Lessor forecloses on any real property collateral pledged by the Guaranteed Subsidiary:
(i) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (ii) the Lessor may collect from the Guarantor even if the Lessor, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Guaranteed Subsidiary. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Guaranteed Subsidiary's Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

          The Guarantor waives any defense arising by reason of any disability or other defense of the Guaranteed Subsidiary or by reason of the cessation from any cause whatsoever of the liability, either in whole or in part, of the Guaranteed Subsidiary to the Lessor for the Obligations. The Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under
Section 2809 of the California Civil Code purporting to reduce a guarantor's obligations in proportion to the principal obligation, all rights and benefits under Section 580a of the California Code of Civil Procedure governing determination of fair market value following the exercise of power of sale, all rights and benefits under Section 580b of the California Code of Civil Procedure stating that no deficiency may be recovered on a real property purchase money obligation, all rights and benefits under Section 580d of the California Code of Civil Procedure stating that no deficiency may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust, and all rights and benefits under Section 726 of the California Code of Civil Procedure and any and all similar laws now in effect or hereafter enacted in the State of California regarding the procedures to be followed by a creditor with real property security and/or limiting the right of such a creditor to a deficiency judgment, including, without limitation, the California law now in effect stating that the Lessor must first proceed against any real property collateral before commencing an action to collect the Obligations, if such sections, or any of them, have any application hereto or any application to the Guarantor. Without limiting the generality of the foregoing or any other provision hereof, the Guarantor irrevocably waives any defense that the Guarantor may have under Section 580a of the California Code of Civil Procedure including, without limitation, the requirement that (x) the Lessor bring a lawsuit against the Guarantor under this Guaranty (if at all) within three months after the date which the Lessor may hereafter elect to complete a nonjudicial foreclosure sale (if any) under any deed of trust now or hereafter securing the Obligations and (y) the Guarantor be credited with the fair market value (as determined after court hearing) of any real property encumbered by any such deed of trust which the Lessor may hereafter elect to nonjudicially foreclose (if any). The Guarantor expressly waives any and all benefits under the California Civil Code Sections 2808, 2810, 2819, 2821, 2839, 2845, 2848, 2849, 2850 and 2855.

          The Guarantor understands that the Lessor's exercise of certain rights and remedies contained in the Guaranteed Agreements may affect or eliminate the Guarantor's rights of subrogation against the Guaranteed Subsidiary and that the Guarantor may therefore incur partially or totally nonreimbursable liability hereunder; nevertheless, the Guarantor hereby authorizes and empowers the Lessor, its successors, endorsees and/or assignees, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of the Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.

          The Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Guaranteed Subsidiary and of all other circumstances bearing upon the risk of nonpayment of the Obligations and agrees that the Lessor shall not have any duty to advise the Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. The Guarantor acknowledges that the Lessor has not made any representation to the Guarantor concerning the financial condition of the Guaranteed Subsidiary.

          4.   Representations and Warranties of the Guarantor.  The Guarantor
               -----------------------------------------------
represents and warrants to the Lessor that:

          (a)  Corporate Existence.  The Guarantor (i) is duly organized,
               -------------------
validly existing and in good standing under the laws of the State of Delaware,
(ii) has the corporate power, authority and legal right to own or operate its properties or to lease the properties it operates and to conduct the business in which it is currently engaged and (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where such failure to qualify would not have a material adverse effect on the financial condition or business of Guarantor and its subsidiaries, taken as a whole.

          (b)  Corporate Power; Authorization; Enforceable Obligations.  The
               -------------------------------------------------------
Guarantor has the corporate power, authority and legal right to make, deliver and perform this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty. No consent of any other Person (including, without limitation, stockholders and creditors of the Guarantor), and no authorization of, notice to, or other act by any governmental authority, agency or instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty. This Guaranty has been duly executed and delivered on behalf of the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

          (c)  No Legal Bar.  The execution, delivery and performance by the
               ------------
Guarantor of this Guaranty will not violate any provision of any law or regulation applicable to the Guarantor or of any award, order or degree applicable to the Guarantor of any court, arbitrator or governmental authority, or of the Certificate of Incorporation or By-Laws of the Guarantor, or of any security issued by the Guarantor or of any material mortgage, indenture, lease, contract or other agreement or undertaking to which the Guarantor is a party or by which the Guarantor or any of its properties or assets may be bound.

          (d)  No Material Litigation.  There is no action, suit, proceeding or
               ----------------------
investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of Guarantor, threatened against or affecting the Guarantor or any of its property or rights which questions the enforceability of this Guaranty or which, if adversely determined, would have a material adverse impact on the financial condition or business of the Guarantor and its subsidiaries, taken as a whole, or which, if adversely determined, would materially impair the ability of the Guarantor to perform its obligations hereunder.

          (e)  Employee Benefit Plans.  Each Plan and, to the best knowledge of
               ----------------------
the Guarantor, each Multiemployer Plan, has been administered in accordance with its terms in all material respects and complies in all material respects with all applicable requirements of law and regulations, and, to the extent applicable, (i) no Reportable Event has occurred with respect to any Plan or, to the best knowledge of the Guarantor, any Multiemployer Plan which would have a materially adverse effect on the financial condition or business of the Guarantor and its affiliates, taken as a whole; (ii) no steps have been taken to terminate any Plan or to appoint a receiver to administer any Plan or, to the best knowledge of the Guarantor, to terminate or appoint a receiver to administer any Multiemployer Plan, and neither the Guarantor nor any of its affiliates has withdrawn from any Multiemployer Plan or initiated steps to do so; (iii) there is no Unfunded Vested Liability or withdrawal liability with respect to any Plan or, to the best knowledge of the Guarantor, any Multiemployer Plan, that would have, in the event of termination of such Plan or withdrawal from such Multiemployer Plan, a materially adverse effect on the financial condition or business of the Guarantor and its affiliates, taken as a whole; (iv) no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated and rulings issued thereunder ("ERISA"); and (v) no condition exists or event or transaction has occurred with respect to any Plan or, to the best knowledge of the Guarantor, any Multiemployer Plan, which could reasonably be expected to result in the incurrence by the Guarantor or any of its affiliates of any material liability, fine or penalty. For purposes of this Guaranty: (A) Plan shall mean an "employee pension benefit plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which the Guarantor or any corporation, trade or business that is, at any relevant time, required to be aggregated with the Guarantor, under Sections 414(b), (c),
(m) or (o) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated and rulings issued thereunder (the "Code") or Section 4001 of ERISA, may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA, at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA; (B) Multiemployer Plan shall mean a plan described in Section 3(37) of ERISA and to which the Guarantor or any corporation, trade or business that is, at any relevant time, required to be aggregated with the Guarantor, under Sections 414(b), (c), (m) or (o) or of the Code or Section 4001 of ERISA may have any liability; (C) Reportable Event shall mean a "reportable event" as defined in Section 4043 of ERISA and the regulations issued thereunder; and (D) Unfunded Vested Liability shall mean, relative to any Plan, at any time, the excess (if any) of (I) the present value of all vested nonforfeitable benefits under such Plan over (II) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Guarantor or any affiliate to the Pension Benefit Guaranty Corporation or any successor thereto (the "PBGC") or the Plan under Title IV of ERISA. Neither the Guarantor nor any entity required (at any relevant time) to be aggregated with the Guarantor under Section 414(b),
(c), (m) or (o) of the Code or Section 4001 of ERISA has ever sponsored or maintained, had any obligation to contribute to, had liability under or has otherwise been a party to, any (i) "employee pension benefit plan" (as such term is defined in ERISA) subject to Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA, or (ii) a "welfare plan" (as such term is defined ERISA) that provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment except to the extent required by applicable law.

          (f)  Guaranteed Subsidiary.  The Guarantor owns and will continue to
               ---------------------
own, directly or indirectly, not less than all of the issued and outstanding shares of capital stock of the Guaranteed Subsidiary. All such shares have been validly issued, are fully paid and non-assessable and are free and clear of any liens or encumbrances.

          (g)  Taxes.  The Guarantor and each of its subsidiaries has filed all
               -----
federal and other income tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

          (h)  Compliance with Laws.  The Guarantor and each of its subsidiaries
               --------------------
is in compliance with all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, all applicable laws, rules, regulations and orders relating to environmental protection, the use and disposal of hazardous substances and building and land use), except those the non-compliance with which would not, either singly or in the aggregate, materially adversely effect the financial condition or business of the Guarantor and its subsidiaries taken as a whole or impair the ability of the Guarantor to perform its obligations hereunder.

          5.   Payments.  Each payment by the Guarantor to the Lessor under this
               --------
Guaranty shall be made by transferring the amount thereof to the Lessor or an account designated by the Lessor in immediately available funds without set-off or counterclaim. The making of any payments by the Guarantor hereunder shall not constitute a waiver of any rights not waived pursuant hereto that the Guarantor may have against the Lessor or the Guaranteed Subsidiary.

          6.   Parties.  This Guaranty shall inure to the benefit of the Lessor
               -------
and its successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. The Guarantor may not delegate any of its duties under this Guaranty without the prior written consent of the Lessor or any Person to whom the Lessor has assigned this Guaranty. Upon notice to the Guarantor, the Lessor and its successors, assigns and transferees may assign its or their rights and benefits under this Guaranty to any financial institution providing financing to the Lessor in connection with the Guaranteed Agreements.

          7.   Notices.  All notices, demands and other communications between
               -------
the Lessor and the Guarantor under this Guaranty shall be in writing and shall be delivered or sent to the address or telecopier number shown below, or to such other address or telecopier number as either party may by written notice to the other have designated for such purpose. Any such notice, demand or other communication shall not be effective until actually received.

          If to the Lessor:

                 Flatirons Funding, Limited Partnership
               c/o ML Leasing Equipment Corp. -
               Project and Lease Finance Group
               World Financial Center
               North Tower - 27th Floor
               250 Vesey Street
               New York, New York  10281-1327
               Attention:  Jean Tomaselli

               Telecopier:       (212) 449-2854
               Telephone:        (212) 449-7925

               With a copy of each such notice to be simultaneously given, delivered or served to Gerard Haugh at the following address:

               ML Leasing Equipment Corp.
               Controllers Office
               World Financial Center
               South Tower - 8th Floor
               225 Liberty Street
               New York, New York  10080-6108
               Attention:        Gerard Haugh

               Telecopier:       (212) 236-7584
               Telephone:        (212) 236-7203

          If to the Guarantor:

               Electronic Arts Inc.
               1450 Fashion Island Boulevard
               San Mateo, California  94404-2064
               Attention:        Ruth Kennedy, Esq.
                                 Vice President and General Counsel
               Telecopier:       (415) 513-7552
               Telephone:        (415) 571-6375

          8.   Remedies.  The Guarantor stipulates that the remedies at law in
               --------
respect of any default or threatened default by the Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

          9.   Rights to Deal with the Guaranteed Subsidiary.  At any time and
               ---------------------------------------------
from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of the Guarantor hereunder, the Lessor may deal with the Guaranteed Subsidiary in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Guaranteed Subsidiary, without notice or demand and without affecting the Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of payment or any part thereof contained in or arising under the Guaranteed Agreements, or to waive any Obligation of the Guaranteed Subsidiary to perform, any act or acts as the Lessor may deem advisable.

          10.  Subrogation.  The Guarantor irrevocably waives any and all
               -----------
rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Guaranteed Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Guaranteed Subsidiary in respect thereof until the Obligations have been fully, finally and indefeasibly paid in cash to the Lessor and the Guaranteed Agreement and all obligations of the Lessor thereunder terminated.

          11.  Guarantor's Covenants.  The Guarantor hereby covenants and agrees
               ---------------------
that until the Obligations and all obligations of the Guarantor under this Guaranty have been paid or discharged in full:

          (a)  Compliance with Law.  The Guarantor shall comply, and shall cause
               -------------------
each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over its or such subsidiary's business, as the case may be, except (i) such noncompliance as would not materially adversely affect the financial condition or business of the Guarantor and its subsidiaries, taken as a whole, or (ii) such noncompliance as is being contested in good faith by appropriate proceedings.

          (b)  Payment of Taxes.  The Guarantor shall, and shall cause each of
               ----------------
its subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or such subsidiary or upon its or such subsidiary's income or properties, as the case may be, prior to the date on which penalties attach thereto, except to the extent that (i) any such tax, assessment, charge or levy is being contested in good faith by appropriate proceedings and adequate reserves therefor have been established by the Guarantor or such subsidiary, as the case may be, or (ii) the failure so to pay or discharge any such tax, assessment, charge or levy would not materially adversely affect the financial condition or business of the Guarantor and its subsidiaries, taken as a whole.

          (c)  Maintenance of Insurance.  The Guarantor shall maintain, and
               ------------------------
shall cause each of its subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its or such subsidiary's properties and business, as the case may be, against loss or damage of the kinds customarily insured against by entities engaged in the same or similarly situated business, of such types and in such amounts as are customarily carried under similar circumstances by such other entities.

          (d)  Consolidated Tangible Net Worth.  The Guarantor shall maintain
               -------------------------------
at all
times a consolidated tangible net worth of not less than the sum of (a) $180,000,000 plus (b) 50% of the Guarantor's cumulative positive net income for each of its fiscal quarters that shall have elapsed during the period from the date of the Original Guaranty to the date such determination is being made, commencing with the fiscal quarter ended June 30, 1995; provided, however, that
                                                        --------  -------
in no event shall the Guarantor's consolidated tangible net worth at any time during the periods set forth below be less than the amount set forth opposite such period:

              Period                          Amount
              ------                          ------
March 7, 1997 to March 30, 1997             $210,000,000
March 31, 1997 to March 30, 1998            $245,000,000
Thereafter                                  $290,000,000

For purposes of this Section 11(d): (i) consolidated tangible net worth shall mean the total stockholder's equity of the Guarantor and its subsidiaries less the amount of all intangible assets (excluding software acquired by the Guarantor or any subsidiary which is capitalized in accordance with generally accepted accounting principles) of the Guarantor and its subsidiaries, in each case determined on a consolidated basis in accordance with generally accepted accounting principles; and (ii) net income shall mean, for any period, the net income (or loss) of the Guarantor and its subsidiaries for such period, less
                                                                        ----
(plus) the amount of any extraordinary or non-recurring gains (or losses) for
 ----
such period included in net income, determined in each case on a consolidated basis in accordance with generally accepted accounting principles.

          (e)  Fixed Charge Coverage Ratio.  The Guarantor shall not permit the
               ---------------------------
ratio of its consolidated EBITDAR to consolidated fixed charges as of the end of any measurement period to be less than 3:1. For purposes of this Section 11(e): (i) EBITDAR shall mean, with respect to the Guarantor and its subsidiaries for any period, the sum of (a) the consolidated net income of the Guarantor and its subsidiaries for such period before any extraordinary items and deduction of interest expenses and income taxes, plus (b) depreciation and
                                                     ----
amortization expenses of the Guarantor and its subsidiaries for such period to the extent such expenses were deducted in computing the net income of the Guarantor and its subsidiaries for such period, plus (c) the aggregate amount of
                                                ----
all rentals paid during such period by the Guarantor and its subsidiaries under any lease (other than leases capitalized or required under generally accepted accounting principles to be capitalized on the balance sheet of the Guarantor and its subsidiaries) to the extent such rentals were deducted in computing the net income of the Guarantor and its subsidiaries for such period, in each case determined on a consolidated basis in accordance with generally accepted accounting principles; (ii) consolidated fixed charges shall mean, with respect to the Guarantor and its subsidiaries for any period, the sum (without duplication) of (a) the aggregate amount of all interest payments due during such period in respect of any Indebtedness (as defined in the Master Lease) or other liabilities of the Guarantor and its subsidiaries (including, without limitation, the portion of any rent payable under any lease capitalized or required under generally accepted accounting principles to be capitalized on the balance sheet of the Guarantor and its subsidiaries attributable to interest), plus (b) the aggregate amount of all rentals paid by the Guarantor and its
----
subsidiaries during such period under any lease (other than leases capitalized or required under generally accepted accounting principles to be capitalized on the balance sheet of the Guarantor and its subsidiaries), in each case determined on a consolidated basis in accordance with generally accepted accounting principles; and (iii) measurement period shall mean, with respect to any fiscal quarter of the Guarantor, the period of four fiscal quarters ending on the last day of such fiscal quarter.

          (f)  Total Consolidated Debt.  The Guarantor shall not at any time
               -----------------------
permit its total consolidated debt to exceed 60% of its total consolidated capital. As used in this Section 11(f): (i) total consolidated debt shall mean the sum (without duplication) of (a) all Indebtedness (as defined in the Master Lease) of the Guarantor and its subsidiaries, plus (b) the aggregate amount of
                                              ----
the Obligations as reasonably determined by the Guarantor in good faith, but in no event less than the total Adjusted Acquisition Cost of all Property (as such terms are defined in the Guaranteed Agreements) and (ii) total consolidated capital shall mean, with respect to the Guarantor and its subsidiaries, the sum of (a) the total consolidated stockholders equity of the Guarantor and its subsidiaries as reflected in accordance with generally accepted accounting principles on its most recent consolidated balance sheet, plus (b) total
                                                          ----
consolidated debt (as defined in clause (i) above) of the Guarantor and its subsidiaries.

          (g)  Dividends.  The Guarantor shall not, nor shall it permit any of
               ---------
its subsidiaries to declare, pay or make any dividend on, or make any payment on account of, or purchase, redeem, defease, return or otherwise acquire, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Guarantor or any option or warrant thereon, whether now or hereafter outstanding, or make any other distribution in respect thereof or on any warrant or option thereon, whether directly or indirectly, whether in cash or property or in obligations of the Guarantor or any subsidiary (all of the foregoing, "Dividends"), except that, provided the Guarantor is not in default of any of its obligations under this Guaranty, the Guarantor may (i) during any fiscal year pay Dividends in an amount not in excess of 50% of the Guarantor's net income (as defined in Section 11(d)) for such fiscal year, (ii) repurchase up to two million shares of its common stock (after any adjustment for any stock splits or combinations) pursuant to a share repurchase program authorized by written consent of the Guarantor's Board of Directors on July 22, 1994 (it being understood that amounts paid to repurchase shares pursuant to this clause (ii) shall be excluded for purposes of determining the amount of any Dividends permitted to be paid pursuant to clause (i)) and (iii) declare and pay Dividends on its common stock provided such Dividends are payable solely in additional shares of its common stock or warrants, options or rights to acquire additional shares of its common stock or split-ups combinations of its shares of common stock into more or less such shares, as the case may be).

          (h)  Delivery of Financial Statements, Compliance Certificate and
               ------------------------------------------------------------
Notices.  The Guarantor shall, for so long as this Guaranty shall remain in
-------
effect, furnish to the Lessor and any Assignee each of following:

                    (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Guarantor, a copy of the audited consolidated balance sheet of the Guarantor as at the end of such year and the related audited consolidated statements of income, stockholders' investment and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, all in reasonable detail, certified, without qualification, by a firm of independent accountants of nationally recognized standing acceptable to the Lessor;

                    (ii) as soon as available, but in any event not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, a copy of the unaudited consolidated balance sheet of the Guarantor as at the end of each such fiscal quarter and the related unaudited consolidated statements of income, stockholders' investment and cash flows of the Guarantor for such quarter and the portion of the fiscal year through such date, all in reasonable detail and setting forth in comparative form the figures as of the end of and for the corresponding period of the previous year, certified as to fairness of presentation by the Chief Financial Officer, the Vice President of Finance or the Controller of the Guarantor;

          all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with generally accepted accounting principles (except, in the case of interim financial statements, that such financial statements need not contain footnotes and shall be prepared substantially in accordance with generally accepted accounting principles) applied consistently throughout the periods reflected therein (except as approved by the Guarantor's independent accountants and disclosed therein);

                    (iii) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii), a certificate signed by the Chief Financial Officer, the Vice President of Finance, the Controller or the Assistant Controller of the Guarantor setting forth
          (w) computations in reasonable detail demonstrating compliance with the financial covenants set forth in Section 11(d), (e) and (f); (x) the calculation of the ratio of Total Consolidated Debt to Consolidated Tangible Net Worth; (y) the current S&P and Moody's rating, if any, for Guarantor's long-term unsecured debt; and (z) a statement that, to the best of such officer's knowledge, the Guarantor during the relevant period has observed or performed all of its covenants and other agreements hereunder, and satisfied every condition contained herein to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any default hereunder except as described in such certificate (any such description to be in reasonable detail and to include a description of any action to be taken with respect to such default); and

                    (iv) promptly upon obtaining knowledge thereof, notice of the occurrence of a Reportable Event under, or the institution of steps by the Guarantor or any of its affiliates to withdraw from any Multiemployer Plan, or the institution of any steps to terminate any Plan or the failure to make a required contribution to any Plan, or the taking of any action with respect to a Plan or, to the best of its knowledge, any Multiemployer Plan, which could reasonably be expected to result in the requirement that the Guarantor or any of its affiliates furnish a bond or other security to the PBGC or such Plan or Multiemployer Plan, or the occurrence of any event with respect to any Plan or, to the best of its knowledge, any Multiemployer Plan, which could reasonably be expected to result in the incurrence by the Guarantor or any of its affiliates of any material liability, fine or penalty, or the occurrence of any material increase in the contingent liability of the Guarantor or any of its affiliates with respect to any post-retirement "welfare plan" (as such term is defined in ERISA) benefit, and in each case the action which the Guarantor proposes to take with respect thereto.

          (i)  Merger, etc.  The Guarantor shall comply with Section 26(b) of
               ------------
the Master Lease.

          12.  Survival of Representations, Warranties, etc.  All
               ---------------------------------------------
representations, warranties, covenants and agreements made herein and in statements or certificates delivered pursuant hereto shall survive any investigation or inspection made by or on behalf of the Lessor and shall continue in full force and effect until all of the obligations of the Guarantor under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of all sums payable by the Guaranteed Subsidiary under the Guaranteed Agreements and the performance in full of all obligations of the Guaranteed Subsidiary in accordance with the terms and provisions of such agreements.

          13.  GOVERNING LAW AND CONSENT TO JURISDICTION; WAIVER OF JURY
               ---------------------------------------------------------
TRIAL.  (a) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
-----
THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF

ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE REFERENCES IN THIS GUARANTY TO CALIFORNIA STATUTES ARE PRECAUTIONARY ONLY, AND NEITHER THE GUARANTOR NOR THE LESSOR DESIRES OR INTENDS THAT THIS GUARANTY OR THE RIGHTS AND REMEDIES OF THE LESSOR HEREUNDER SHALL IN ANY RESPECT BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          (b) THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ENFORCING OR DEFENDING ANY RIGHTS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 13(b) HAVE BEEN BARGAINED FOR AND THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION THEREWITH.

          14.  Miscellaneous.  If any term of this Guaranty or any application
               -------------
thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby. Any term of this Guaranty may be amended, waived, discharged or terminated only by an instrument in writing signed by the Guarantor and the Lessor. The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered as of the day and year first above written.


                             ELECTRONIC ARTS INC.,
                               as Guarantor


                             By: /s/ David L. Carbone
                                ------------------------------------------
                                 Name:  David L. Carbone
                                 Title: Vice President, Finance



Acknowledged and Agreed:

FLATIRONS FUNDING, LIMITED PARTNERSHIP
By:  Flatirons Capital, Inc.,
     Managing General Partner


By: /s/ Jean M. Tomaselli
   ----------------------------------------------
   Name:  Jean M. Tomaselli
   Title: Vice President and Assistant Secretary